UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 14, 2010

FEDERAL HOME LOAN BANK OF ATLANTA
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51845	56-6000442
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1475 Peachtree Street, NE
Atlanta, GA 30309
(Address of principal executive offices)

(404) 888-8000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 16, 2010, the Federal Home Loan Bank of Atlanta (the "Bank") filed a report on Form 8-K regarding the resignation of Richard A. Dorfman as President and Chief Executive Officer of the Bank and to describe the terms of an Agreement and Release of Claims between the Bank and Mr. Dorfman, effective April 14, 2010 (the "Agreement"). Payments to Mr. Dorfman under the Agreement were subject to approval of the Federal Housing Finance Agency (the "FHFA") or non-objection thereto within the time period set for objection by the FHFA.

On May 5, 2010, the Bank received notice from the FHFA of non-objection to (a) an aggregate severance payment of $900,000 to Mr. Dorfman; (b) up to $25,000 for reimbursement of actual legal expenses incurred by Mr. Dorfman related to the Agreement; and (c) the cost of continuing Mr. Dorfman's current medical insurance coverage for the period beginning May 1, 2010 and ending May 31, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Atlanta

Date: May 11, 2010	By:/s/ Jill Spencer
Jill Spencer
Interim President and
Chief Executive Officer